BANK ONE CORPORATION


			  EXHIBIT INDEX

Exhibit Number                            Description of Exhibit
     24                                   Power of Attorney



			  POWER OF ATTORNEY

	KNOW ALL BY THESE PRESENTS, that I, WILLIAM I. CAMPBELL, hereby constitute and appoint Joan Guggenheimer, Daniel P. Cooney, Laurence Goldman, Marie I. Jordan and Abenaa M. Redus, jointly and severally, my true and lawful attorney-in-fact, each with power of substitution and revocation, to:

	(1)	execute Forms 3, 4 or 5 in accordance with Section
16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules thereunder and to file the same, and other documents in connection therewith, with the United States Securities and Exchange Commission (the "Commission"), the New York Stock Exchange, BANK ONE CORPORATION ("ONE") and any other person or authority; and

	(2)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of such attorney-in-fact, may be to my benefit, in my best interest, or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

	I hereby grant to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming any of my responsibilities to comply with Section 16 of the
Exchange Act.	I further acknowledge that this Power of Attorney is
granted by me individually and as trustee or co-trustee of any trust holding shares of ONE and subject to the reporting requirements of
Section 16(a) of the Exchange Act.

	This Power of Attorney shall remain in effect until a revocation in writing is filed with the Commission. By execution hereof, I hereby revoke any power of attorney that previously has been filed by me or on my behalf and that relates to my obligations under
Section 16 of the Exchange Act with respect to ONE.

	IN WITNESS WHEREOF, I have executed this Power of Attorney as of this 18th day of July, 2003.

					/s/ William I. Campbell
WILLIAM I. CAMPBELL